PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 N. HIGHWAY 89 STE. 130

FARMINGTON, UTAH 84025

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(801) 447-9572 FAX (801) 447-9578

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Cleangoal Energy, Corp.

Miami, Florida

As independent registered public accountants, we hereby consent to the use of our report dated September 1, 2016, with respect to the financial statements of Cleangoal Energy, Corp., in its registration statement on Form S-1/A, dated October 31, 2016.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

October 31, 2016